Exhibit j

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” and to the use of our report dated July 9, 2003 in the Registration Statement (Form N-1A) of the NorCap Growth Funds and its incorporation by reference in the related Prospectuses and Statement of Additional Information of the NorCap Funds, Inc., filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-105287) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21345).

/s/Ernst & Young LLP

Milwaukee, Wisconsin

July 9, 2003